Exhibit 99.1

Contact:	Stacie Frank	FOR IMMEDIATE RELEASE
Investor Relations
312-394-3094

Kathleen Cantillon
Corporate Communications
312-394-7417

Exelon Announces Fourth Quarter and Full Year 2010 Results;

Introduces Guidance Range for Full Year 2011 Earnings

Company projects 2011 operating earnings of $3.90 to $4.20 per share.

CHICAGO (January 26, 2011) – Exelon Corporation (NYSE: EXC) announced fourth quarter and full year 2010 consolidated earnings as follows:

Exelon Consolidated Earnings (unaudited)

	Full Year		Fourth Quarter
	2010	2009	2010	2009
Adjusted (non-GAAP) Operating Results:
Net Income ($ millions)	$2,689	$2,723	$631	$610
Diluted Earnings per Share	$4.06	$4.12	$0.96	$0.92

GAAP Results:
Net Income ($ millions)	$2,563	$2,707	$524	$581
Diluted Earnings per Share	$3.87	$4.09	$0.79	$0.88

“We delivered another exceptional year of financial and operating performance in 2010,” said John W. Rowe, chairman and chief executive officer. “We accomplished this with a keen focus on controlling operating and maintenance expenses across our businesses. At the same time, Exelon Generation attained its eighth consecutive year of nuclear fleet capacity factors that exceeded 93 percent, and ComEd and PECO demonstrated strong service reliability despite severe storms.”

Rowe added, “In 2011, Pennsylvania has fully transitioned to a competitive energy market, and along with our continued diligent focus on cost control and financial discipline, we are introducing full year operating earnings guidance of $3.90 to $4.20 per share.”

Fourth Quarter Operating Results

As shown in the table above, Exelon’s adjusted (non-GAAP) operating earnings increased to $0.96 per share in the fourth quarter of 2010 from $0.92 per share in the fourth quarter of 2009, primarily due to:

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•	The impact at Exelon Generation Company, LLC (Generation) of favorable capacity pricing related to the Reliability Pricing Model (RPM) for the PJM Interconnection, LLC (PJM) market;

•	Increased nuclear output at Generation primarily reflecting the effect of fewer nuclear outage days in 2010; and

•	Decreased scheduled competitive transition charge (CTC) amortization expense at PECO Energy Company (PECO).

Higher fourth quarter 2010 earnings were partially offset by:

•	Unfavorable market/portfolio conditions and higher nuclear fuel costs at Generation; and

•	Increased depreciation expense across the operating companies largely due to ongoing capital expenditures.

Adjusted (non-GAAP) operating earnings for the fourth quarter of 2010 do not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Mark-to-market losses primarily from Generation’s economic hedging activities	$(113)	$(0.17)
Unrealized gains related to nuclear decommissioning trust (NDT) fund investments to the extent not offset by contractual accounting	$26	$0.04
Costs associated with the planned retirement of certain Generation fossil generating units	$(17)	$(0.03)
Decrease in costs related to adjustments to asset retirement obligations of Commonwealth Edison Company (ComEd) and PECO	$7	$0.01
External costs related to Exelon’s acquisition of John Deere Renewables, LLC (now known as Exelon Wind)	$(6)	$(0.01)
Costs associated with the 2007 Illinois electric rate settlement agreement	$(4)	$(0.01)

Adjusted (non-GAAP) operating earnings for the fourth quarter of 2009 did not include the following items (after tax) that were included in reported GAAP earnings:

	(in millions)	(per diluted share)
Costs associated with the planned retirement of certain Generation fossil generating units	$(34)	$(0.05)
Mark-to-market gains primarily from Generation’s economic hedging activities	$26	$0.04
Costs associated with the 2007 Illinois electric rate settlement agreement	$(15)	$(0.02)
Costs associated with early debt retirement	$(15)	$(0.02)
Unrealized gains related to NDT fund investments	$14	$0.02
Charge associated with ComEd’s 2007 settlement agreement with the City of Chicago	$(5)	$(0.01)

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2011 Earnings Outlook

Exelon introduced a guidance range for 2011 adjusted (non-GAAP) operating earnings of $3.90 to $4.20 per share. Operating earnings guidance is based on the assumption of normal weather.

The outlook for 2011 adjusted (non-GAAP) operating earnings for Exelon and its subsidiaries excludes the following items:

•	Mark-to-market adjustments from economic hedging activities

•	Unrealized gains and losses from NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements

•	Significant impairments of assets, including goodwill

•	Changes in decommissioning obligation estimates

•	Costs associated with ComEd’s 2007 settlement with the City of Chicago

•	Financial impacts associated with the planned retirement of fossil generating units

•	Other unusual items

•	Significant changes to GAAP

Fourth Quarter and Recent Highlights

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Oyster Creek Nuclear Station Retirement: On December 8, 2010, Exelon announced that the company will operate the Oyster Creek Generating Station in New Jersey until 2019, after which the plant will retire. The 625-megawatt (MW) nuclear plant is federally licensed to operate until 2029. Oyster Creek faces a unique set of adverse economic factors and changing environmental regulations that make ending operations in 2019 the best option. Potential additional environmental compliance costs based on evolving water cooling regulatory requirements at both the federal and state government levels created significant regulatory and economic uncertainty. Due to Exelon’s decision to retire the plant early, the New Jersey Department of Environmental Protection will not require the company to install cooling towers at Oyster Creek.

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John Deere Renewables (JDR) Acquisition: On December 9, 2010, Exelon completed its previously announced acquisition of JDR, a leading operator and developer of wind power, adding 735 MW of clean, renewable energy to Exelon’s generation portfolio. The acquisition of JDR marked Exelon’s entry into owning and operating wind projects. The 36 wind projects in eight states are now called Exelon Wind, a division of Exelon Power. The acquisition provides incremental earnings starting in 2012 and cash flows starting in 2013 and is a key part of Exelon 2020, the company’s business strategy to eliminate the equivalent of its 2001 carbon footprint by 2020. Exelon is now halfway to its goal and remains the least carbon-intensive of the large U.S. electric utilities. Approximately 75 percent of the Exelon Wind operating portfolio is already sold under long-term power purchase arrangements. In addition, Exelon has the opportunity to pursue approximately 1,400 MW of new wind projects that are in various stages of development, including 230 MW in advanced stages of development.

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station, produced 35,115 gigawatt-hours (GWh) in the fourth quarter of 2010, compared with 33,609 GWh in the fourth quarter of 2009. The Exelon-operated nuclear plants achieved a 93.1 percent capacity factor for the fourth quarter of 2010 compared with 89.8 percent for the fourth quarter of 2009. The Exelon-operated nuclear plants completed four

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scheduled refueling outages in the fourth quarter of 2010, compared with completing four and beginning a fifth scheduled refueling outage in the fourth quarter of 2009. Three Mile Island (TMI) Unit 1 was shut down from late October 2009 for an extended refueling outage which included the replacement of steam generators. The steam generator replacement increased the number of refueling outage days in the fourth quarter of 2009. As a result, the number of refueling outage days totaled 97 in the fourth quarter of 2010 versus 136 days in the fourth quarter of 2009. The number of non-refueling outage days at the Exelon-operated plants totaled 18 days in the fourth quarter of 2010 compared with 23 days in the fourth quarter of 2009.

For the full year 2010, the Exelon-operated nuclear plants achieved an average capacity factor of 93.9 percent, as compared with 93.6 percent for 2009. The average annual capacity factor for the Exelon-operated plants during the five years ended 2010 was 94.0 percent.

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Fossil and Hydro Operations: The equivalent demand forced outage rate for Generation’s fossil fleet was 4.6 percent in the fourth quarter of 2010, compared with 12.9 percent in the fourth quarter of 2009. The improvement was largely due to the impact of extended maintenance outages in 2009. The equivalent availability factor for the hydroelectric facilities was 99.8 percent in the fourth quarter of 2010, compared with 99.6 percent in the fourth quarter of 2009.

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Hedging Update: Exelon’s hedging program involves the hedging of commodity risk for Exelon’s expected generation, typically on a ratable basis over a three-year period. Expected generation represents the amount of energy estimated to be generated or purchased through owned or contracted-for capacity. The proportion of expected generation hedged as of December 31, 2010 is 90 to 93 percent for 2011, 67 to 70 percent for 2012 and 32 to 35 percent for 2013. The primary objectives of Exelon’s hedging program are to manage market risks and protect the value of its generation and its investment grade balance sheet while preserving its ability to participate in improving long-term market fundamentals.

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ComEd Electric Distribution Rate Case: On June 30, 2010, ComEd filed a rate increase request with the Illinois Commerce Commission (ICC) to allow the utility to continue modernizing its electric delivery system and recover the cost of substantial investments made since the last rate filing in 2007. In testimony submitted on January 3, 2011, ComEd revised its requested revenue increase to $326 million, reflecting certain adjustments made subsequent to its original request of $396 million. The ICC will determine any increase in rates after an 11-month proceeding with input from all stakeholders. The ICC is expected to issue its decision in late May 2011.

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PECO Electric and Gas Distribution Rate Cases: On December 16, 2010, the Pennsylvania Public Utility Commission (PAPUC) approved PECO’s settlements with all interested parties regarding the increase in electric and natural gas distribution rates for customers, which became effective on January 1, 2011. The PAPUC approved an increase of $20 million in annual natural gas distribution revenue, which is approximately 46 percent of the $44 million originally requested, and a $225 million increase in annual electric distribution revenue, which is approximately 71 percent of the $316 million originally requested. Reflecting this and the results of the company’s four competitive electric supply procurements, residential electric customer bills will increase on average about 5 percent, or about $5 a month, beginning in

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January 2011. Overall bills for PECO residential natural gas customers will increase on average about 1 percent, or about $1 a month.

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Pension Plan Funding: As a result of accelerated cash benefits associated with recent Federal tax legislation, on January 3, 2011, Exelon announced that its board of directors had authorized contributions to the Exelon pension plans in the first quarter of 2011 totaling $2.1 billion. This amount includes contributions that Exelon was previously expected to make in 2011. Exelon expects to fund the contributions with $500 million from cash from operations, $850 million from the accelerated cash tax benefits, and $750 million from the tax benefits of making the pension contributions. Exelon expects that the pension funded status will increase from 71 percent at December 31, 2010, to 89 percent projected at December 31, 2011, subject to actual 2011 asset returns and final actuarial valuations.

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Financing Activities: On January 18, 2011, ComEd issued $600 million of 1.625 percent first mortgage bonds due 2014. The net proceeds of the bonds will be used as an interim source of liquidity for the contribution in the first quarter to the pension plans in which ComEd participates. ComEd anticipates receiving tax refunds as a result of both the pension contribution and the recent Federal tax legislation. As a result, the immediate use of the net proceeds to fund the planned contribution will allow those future cash receipts to be available to fund capital investment and for general corporate purposes.

On October 25, 2010, Exelon announced that it had entered into new credit agreements totaling $94 million with 29 minority and community banks located in the regions the company serves. The lead arranger banks for the credit agreements are Seaway Bank and Trust Company in Chicago, Riverside Community Bank in Rockford, Ill., and United Bank of Philadelphia. The new credit agreements replace a 2009 arrangement for $67 million. Exelon’s minority and community banking program – the only one of its kind in the energy industry – aims to increase the company’s business with local and diverse banks in its key markets.

OPERATING COMPANY RESULTS

Generation consists of owned and contracted electric generating facilities, wholesale energy marketing operations and competitive retail sales operations.

Fourth quarter 2010 net income was $424 million compared with $425 million in the fourth quarter of 2009. Fourth quarter 2010 net income included (all after tax) mark-to-market losses of $113 million from economic hedging activities, unrealized gains of $26 million related to NDT fund investments, costs of $17 million associated with the planned retirement of certain fossil generating units, a charge of $6 million for external costs associated with the acquisition of JDR and a charge of $4 million for costs associated with the 2007 Illinois electric rate settlement. Fourth quarter 2009 net income included (all after-tax) costs of $34 million associated with the retirement of the fossil generating units, mark-to-market gains of $26 million from economic hedging activities before the elimination of intercompany transactions, unrealized gains of $14 million related to NDT fund investments, costs of $13 million associated with the 2007 Illinois electric rate settlement and costs of $9 million associated with early debt retirements. Excluding the effects of these items, Generation’s net income in the fourth quarter of 2010 increased $97 million compared with the same quarter in 2009 primarily due to:

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The impact on energy gross margin of higher energy prices under the power purchase agreement with PECO, favorable capacity pricing related to RPM and increased nuclear output largely reflecting fewer outage days.

The increase in net income was partially offset by:

•	The impact on energy gross margin of unfavorable market/portfolio conditions and higher nuclear fuel costs; and

•	Increased depreciation expense.

Generation’s average realized margin on all electric sales, including sales to affiliates and excluding trading activity, was $41.45 per MWh in the fourth quarter of 2010 compared with $38.36 per MWh in the fourth quarter of 2009.

ComEd consists of the electricity transmission and distribution operations in northern Illinois.

ComEd recorded net income of $91 million in the fourth quarter of 2010, compared with net income of $98 million in the fourth quarter of 2009. Fourth quarter net income in 2010 included an after-tax decrease in costs of $6 million associated with an adjustment to ComEd’s asset retirement obligation. Fourth quarter net income in 2009 included after-tax costs of $5 million for the City of Chicago settlement agreement and after-tax costs of $2 million associated with the 2007 Illinois electric rate settlement. Excluding the effects of these items, ComEd’s net income in the fourth quarter of 2010 was down $20 million from the same quarter in 2009 primarily reflecting:

•	The effect of the September 2010 Illinois Appellate Court ruling;

•	Increased operating and maintenance expense; and

•	Lower load, partially offset by the effects of favorable weather conditions.

The decrease in net income was partially offset by lower uncollectible accounts expense.

In the fourth quarter of 2010, heating degree-days in the ComEd service territory were up 1.2 percent relative to the same period in 2009 and were 0.6 percent above normal. ComEd’s total retail electric deliveries increased by 0.6 percent quarter over quarter, primarily due to gains in deliveries to large commercial and industrial customers.

Weather-normalized retail electric deliveries decreased by 1.2 percent from the fourth quarter of 2009, primarily reflecting a decrease in deliveries to residential customers. For ComEd, weather had a favorable after-tax effect of $4 million on fourth quarter 2010 earnings relative to 2009 and a favorable after-tax effect of $1 million relative to normal weather that is incorporated in Exelon’s earnings guidance.

PECO consists of the electricity transmission and distribution operations and the retail natural gas distribution business in southeastern Pennsylvania.

PECO’s net income in the fourth quarter of 2010 was $21 million, down from $78 million in the fourth quarter of 2009. Fourth quarter net income in 2010 included an after-tax decrease in costs of $1 million associated with an adjustment to PECO’s asset retirement obligation. Excluding the effect of this item,

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PECO’s net income in the fourth quarter of 2010 was down $58 million from the same quarter in 2009 primarily reflecting:

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Decreased CTC revenue, as stranded costs were substantially recovered as of the end of the third quarter 2010, resulting in higher energy prices paid to Generation under the power purchase agreement; and

•	Increased operating and maintenance expense, primarily reflecting higher contracting and employee benefits expenses.

The decrease in net income was partially offset by:

•	Lower CTC amortization expense as scheduled in accordance with PECO’s 1998 Restructuring Settlement with the PAPUC;

•	The effects of favorable weather conditions; and

•	Lower interest expense on long-term debt.

In the fourth quarter of 2010, heating degree-days in the PECO service territory were up 7.6 percent from 2009 and were 3.2 percent above normal. Total retail electric deliveries were up 1.4 percent from last year, reflecting an increase in deliveries to residential and large commercial and industrial customers. On the retail gas side, deliveries in the fourth quarter of 2010 were up 11.7 percent from the fourth quarter of 2009, primarily driven by the effects of colder weather conditions.

Weather-normalized retail electric deliveries were flat to the fourth quarter of 2009, reflecting a decline in residential and small commercial and industrial deliveries, offset by an increase in large commercial and industrial deliveries. For PECO, weather had a favorable after-tax effect of $6 million on fourth quarter 2010 earnings relative to 2009 and a favorable after-tax effect of $2 million relative to normal weather that is incorporated in Exelon’s earnings guidance.

Adjusted (non-GAAP) Operating Earnings

Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations, mark-to-market adjustments from economic hedging activities and unrealized gains and losses from NDT fund investments, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Reconciliation of GAAP to adjusted (non-GAAP) operating earnings for historical periods is attached. Additional earnings release attachments, which include the reconciliations on pages 7 and 8, are posted on Exelon’s Web site: www.exeloncorp.com and have been furnished to the Securities and Exchange Commission on Form 8-K on January 26, 2011.

Conference call information: Exelon has scheduled a conference call for 11:00 AM ET (10:00 AM CT) on January 26, 2011. The call-in number in the U.S. and Canada is 800-690-3108, and the international call-in number is 973-935-8753. If requested, the conference ID number is 34838808. Media representatives are invited to participate on a listen-only basis. The call will be web-cast and archived on Exelon’s Web site: www.exeloncorp.com. (Please select the Investors page.)

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Telephone replays will be available until February 9. The U.S. and Canada call-in number for replays is 800-642-1687, and the international call-in number is 706-645-9291. The conference ID number is 34838808.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2009 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Third Quarter 2010 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 13 and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Exelon Corporation is one of the nation’s largest electric utilities with more than $18 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in northern Illinois and southeastern Pennsylvania and natural gas to approximately 486,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - Three Months Ended December 31, 2010 and 2009	1

Consolidating Statements of Operations - Twelve Months Ended December 31, 2010 and 2009	2

Business Segment Comparative Statements of Operations - Generation and ComEd - Three and Twelve Months Ended December 31, 2010 and 2009	3

Business Segment Comparative Statements of Operations - PECO and Other - Three and Twelve Months Ended December 31, 2010 and 2009	4

Consolidated Balance Sheets - December 31, 2010 and December 31, 2009	5

Consolidated Statements of Cash Flows - Twelve Months Ended December 31, 2010 and 2009	6

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Three Months Ended December 31, 2010 and 2009	7

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Exelon - Twelve Months Ended December 31, 2010 and 2009	8

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Three Months Ended December 31, 2010 and 2009	9

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings By Business Segment - Twelve Months Ended December 31, 2010 and 2009	10

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Generation - Three and Twelve Months Ended December 31, 2010 and 2009	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - ComEd - Three and Twelve Months Ended December 31, 2010 and 2009	12

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - PECO - Three and Twelve Months Ended December 31, 2010 and 2009	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations - Other - Three and Twelve Months Ended December 31, 2010 and 2009	14

Exelon Generation Statistics - Three Months Ended December 31, 2010, September 30, 2010, June 30, 2010, March 31, 2010 and December 31, 2009	15

Exelon Generation Statistics - Twelve Months Ended December 31, 2010 and 2009	16

ComEd Statistics - Three and Twelve Months Ended December 31, 2010 and 2009	17

PECO Statistics - Three and Twelve Months Ended December 31, 2010 and 2009	18

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended December 31, 2010
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,596	$1,372	$1,299	$(773)	$4,494

Operating expenses
Purchased power	602	671	652	(773)	1,152
Fuel	418	—	123	—	541
Operating and maintenance	731	247	172	10	1,160
Operating and maintenance for regulatory required programs (a)	—	27	17	—	44
Depreciation and amortization	129	130	201	5	465
Taxes other than income	56	68	64	5	193

Total operating expenses	1,936	1,143	1,229	(753)	3,555

Operating income (loss)	660	229	70	(20)	939

Other income and deductions
Interest expense	(44)	(86)	(34)	(19)	(183)
Other, net	118	10	2	5	135

Total other income and deductions	74	(76)	(32)	(14)	(48)

Income (loss) before income taxes	734	153	38	(34)	891

Income taxes	310	62	17	(22)	367

Net income (loss)	$424	$91	$21	$(12)	$524

	Three Months Ended December 31, 2009
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$2,278	$1,357	$1,266	$(785)	$4,116

Operating expenses
Purchased power	375	692	532	(784)	815
Fuel	300	—	126	(1)	425
Operating and maintenance	727	232	159	2	1,120
Operating and maintenance for regulatory required programs (a)	—	19	—	—	19
Depreciation and amortization	110	123	225	16	474
Taxes other than income	55	67	64	1	187

Total operating expenses	1,567	1,133	1,106	(766)	3,040

Operating income (loss)	711	224	160	(19)	1,076

Other income and deductions
Interest expense	(36)	(78)	(42)	(20)	(176)
Loss in equity method investments	—	—	(5)	(1)	(6)
Other, net	50	11	5	(6)	60

Total other income and deductions	14	(67)	(42)	(27)	(122)

Income (loss) before income taxes	725	157	118	(46)	954

Income taxes	300	59	40	(26)	373

Net income (loss)	$425	$98	$78	$(20)	$581

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a rider. An equal and offsetting amount has been reflected in operating revenues.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Twelve Months Ended December 31, 2010
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$10,025	$6,204	$5,519	$(3,104)	$18,644

Operating expenses
Purchased power	1,853	3,307	2,361	(3,096)	4,425
Fuel	1,610	—	401	(1)	2,010
Operating and maintenance	2,812	975	680	(14)	4,453
Operating and maintenance for regulatory required programs (a)	—	94	53	—	147
Depreciation and amortization	474	516	1,060	25	2,075
Taxes other than income	230	256	303	19	808

Total operating expenses	6,979	5,148	4,858	(3,067)	13,918

Operating income (loss)	3,046	1,056	661	(37)	4,726

Other income and deductions
Interest expense	(153)	(386)	(193)	(85)	(817)
Other, net	257	24	8	23	312

Total other income and deductions	104	(362)	(185)	(62)	(505)

Income (loss) before income taxes	3,150	694	476	(99)	4,221

Income taxes	1,178	357	152	(29)	1,658

Net income (loss)	$1,972	$337	$324	$(70)	$2,563

	Twelve Months Ended December 31, 2009
	Generation	ComEd	PECO	Other	Exelon Consolidated
Operating revenues	$9,703	$5,774	$5,311	$(3,470)	$17,318

Operating expenses
Purchased power	1,338	3,065	2,274	(3,462)	3,215
Fuel	1,594	—	472	—	2,066
Operating and maintenance	2,938	1,028	640	6	4,612
Operating and maintenance for regulatory required programs (a)	—	63	—	—	63
Depreciation and amortization	333	494	952	55	1,834
Taxes other than income	205	281	276	16	778

Total operating expenses	6,408	4,931	4,614	(3,385)	12,568

Operating income (loss)	3,295	843	697	(85)	4,750

Other income and deductions
Interest expense	(113)	(319)	(187)	(112)	(731)
Loss in equity method investments	(3)	—	(24)	—	(27)
Other, net	376	79	13	(41)	427

Total other income and deductions	260	(240)	(198)	(153)	(331)

Income (loss) before income taxes	3,555	603	499	(238)	4,419

Income taxes	1,433	229	146	(96)	1,712

Net income (loss)	$2,122	$374	$353	$(142)	$2,707

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a rider. An equal and offsetting amount has been reflected in operating revenues.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	Variance	2010	2009	Variance
Operating revenues	$2,596	$2,278	$318	$10,025	$9,703	$322

Operating expenses
Purchased power	602	375	227	1,853	1,338	515
Fuel	418	300	118	1,610	1,594	16
Operating and maintenance	731	727	4	2,812	2,938	(126)
Depreciation and amortization	129	110	19	474	333	141
Taxes other than income	56	55	1	230	205	25

Total operating expenses	1,936	1,567	369	6,979	6,408	571

Operating income	660	711	(51)	3,046	3,295	(249)

Other income and deductions
Interest expense	(44)	(36)	(8)	(153)	(113)	(40)
Loss in equity method investments	—	—	—	—	(3)	3
Other, net	118	50	68	257	376	(119)

Total other income and deductions	74	14	60	104	260	(156)

Income before income taxes	734	725	9	3,150	3,555	(405)

Income taxes	310	300	10	1,178	1,433	(255)

Net income	$424	$425	$(1)	$1,972	$2,122	$(150)

	ComEd
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	Variance	2010	2009	Variance
Operating revenues	$1,372	$1,357	$15	$6,204	$5,774	$430

Operating expenses
Purchased power	671	692	(21)	3,307	3,065	242
Operating and maintenance	247	232	15	975	1,028	(53)
Operating and maintenance for regulatory required programs (a)	27	19	8	94	63	31
Depreciation and amortization	130	123	7	516	494	22
Taxes other than income	68	67	1	256	281	(25)

Total operating expenses	1,143	1,133	10	5,148	4,931	217

Operating income	229	224	5	1,056	843	213

Other income and deductions
Interest expense	(86)	(78)	(8)	(386)	(319)	(67)
Other, net	10	11	(1)	24	79	(55)

Total other income and deductions	(76)	(67)	(9)	(362)	(240)	(122)

Income before income taxes	153	157	(4)	694	603	91

Income taxes	62	59	3	357	229	128

Net income	$91	$98	$(7)	$337	$374	$(37)

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	Variance	2010	2009	Variance
Operating revenues	$1,299	$1,266	$33	$5,519	$5,311	$208

Operating expenses
Purchased power	652	532	120	2,361	2,274	87
Fuel	123	126	(3)	401	472	(71)
Operating and maintenance	172	159	13	680	640	40
Operating and maintenance for regulatory required programs (a)	17	—	17	53	—	53
Depreciation and amortization	201	225	(24)	1,060	952	108
Taxes other than income	64	64	—	303	276	27

Total operating expenses	1,229	1,106	123	4,858	4,614	244

Operating income	70	160	(90)	661	697	(36)

Other income and deductions
Interest expense	(34)	(42)	8	(193)	(187)	(6)
Loss in equity method investments	—	(5)	5	—	(24)	24
Other, net	2	5	(3)	8	13	(5)

Total other income and deductions	(32)	(42)	10	(185)	(198)	13

Income before income taxes	38	118	(80)	476	499	(23)

Income taxes	17	40	(23)	152	146	6

Net income	$21	$78	$(57)	$324	$353	$(29)

	Other (b)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	Variance	2010	2009	Variance
Operating revenues	$(773)	$(785)	$12	$(3,104)	$(3,470)	$366

Operating expenses
Purchased power	(773)	(784)	11	(3,096)	(3,462)	366
Fuel	—	(1)	1	(1)	—	(1)
Operating and maintenance	10	2	8	(14)	6	(20)
Depreciation and amortization	5	16	(11)	25	55	(30)
Taxes other than income	5	1	4	19	16	3

Total operating expenses	(753)	(766)	13	(3,067)	(3,385)	318

Operating loss	(20)	(19)	(1)	(37)	(85)	48

Other income and deductions
Interest expense	(19)	(20)	1	(85)	(112)	27
Loss in equity method investments	—	(1)	1	—	—	—
Other, net	5	(6)	11	23	(41)	64

Total other income and deductions	(14)	(27)	13	(62)	(153)	91

Loss before income taxes	(34)	(46)	12	(99)	(238)	139

Income taxes	(22)	(26)	4	(29)	(96)	67

Net loss	$(12)	$(20)	$8	$(70)	$(142)	$72

(a)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited)

(in millions)

	December 31, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$1,612	$2,010
Restricted cash and investments	30	40
Accounts receivable, net
Customer	1,932	1,563
Other	1,196	486
Mark-to-market derivative assets	487	376
Inventories, net
Fossil fuel	216	198
Materials and supplies	590	559
Other	335	209

Total current assets	6,398	5,441

Property, plant and equipment, net	29,941	27,341

Deferred debits and other assets
Regulatory assets	4,140	4,872
Nuclear decommissioning trust (NDT) funds	6,408	6,669
Investments	732	724
Goodwill	2,625	2,625
Mark-to-market derivative assets	409	649
Pledged assets for Zion Station decommissioning	824	—
Other	763	859

Total deferred debits and other assets	15,901	16,398

Total assets	$52,240	$49,180

Liabilities and shareholders’ equity

Current liabilities
Short-term borrowings	$—	$155
Short-term notes payable — accounts receivable agreement	225	—
Long-term debt due within one year	599	639
Long-term debt to PECO Energy Transition Trust due within one year	—	415
Accounts payable	1,373	1,345
Mark-to-market derivative liabilities	38	198
Accrued expenses	1,040	923
Deferred income taxes	85	152
Other	880	411

Total current liabilities	4,240	4,238

Long-term debt	11,614	10,995
Long-term debt to financing trusts	390	390

Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	6,621	5,750
Asset retirement obligations	3,494	3,434
Pension obligations	3,658	3,625
Non-pension postretirement benefit obligations	2,218	2,180
Spent nuclear fuel obligation	1,018	1,017
Regulatory liabilities	3,555	3,492
Mark-to-market derivative liabilities	21	23
Payable for Zion Station decommissioning	659	—
Other	1,102	1,309

Total deferred credits and other liabilities	22,346	20,830

Total liabilities	38,590	36,453

Preferred securities of subsidiary	87	87
Shareholders’ equity
Common stock	9,006	8,923
Treasury stock, at cost	(2,327)	(2,328)
Retained earnings	9,304	8,134
Accumulated other comprehensive loss, net	(2,423)	(2,089)

Total shareholders’ equity	13,560	12,640

Noncontrolling interest	3	—

Total equity	13,563	12,640

Total liabilities and shareholders’ equity	$52,240	$49,180

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Twelve Months Ended
	December 31,
	2010	2009
Cash flows from operating activities
Net income	$2,563	$2,707
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel amortization	2,943	2,601
Impairment of long-lived assets	—	223
Deferred income taxes and amortization of investment tax credits	981	756
Net fair value changes related to derivatives	(88)	(95)
Net realized and unrealized gains on NDT fund investments	(105)	(207)
Other non-cash operating activities	609	652
Changes in assets and liabilities:
Accounts receivable	(232)	234
Inventories	(62)	51
Accounts payable, accrued expenses and other current liabilities	472	(254)
Options premiums paid, net	(124)	(40)
Counterparty collateral received (posted), net	(155)	196
Income taxes	(543)	(29)
Pension and non-pension postretirement benefit contributions	(959)	(588)
Other assets and liabilities	(56)	(113)

Net cash flows provided by operating activities	5,244	6,094

Cash flows from investing activities
Capital expenditures	(3,326)	(3,273)
Proceeds from nuclear decommissioning trust fund sales	3,764	4,292
Investment in nuclear decommissioning trust funds	(3,907)	(4,531)
Acquisition of Exelon Wind	(893)	—
Proceeds from sales of investments	28	41
Purchases of investments	(22)	(28)
Change in restricted cash	423	35
Other investing activities	39	6

Net cash flows used in investing activities	(3,894)	(3,458)

Cash flows from financing activities
Changes in short-term debt	(155)	(56)
Issuance of long-term debt	1,398	1,987
Retirement of long-term debt	(828)	(1,773)
Retirement of long-term debt of variable interest entity	(806)	—
Retirement of long-term debt to financing affiliates	—	(709)
Dividends paid on common stock	(1,389)	(1,385)
Proceeds from employee stock plans	48	42
Other financing activities	(16)	(3)

Net cash flows used in financing activities	(1,748)	(1,897)

Increase (decrease) in cash and cash equivalents	(398)	739
Cash and cash equivalents at beginning of period	2,010	1,271

Cash and cash equivalents at end of period	$1,612	$2,010

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$4,494	$6	(c)	$4,500	$4,116	$32	(c),(i)	$4,148

Operating expenses
Purchased power	1,152	(145	)(d)	1,007	815	(36	)(d)	779
Fuel	541	(41	)(d)	500	425	78	(d)	503
Operating and maintenance	1,160	(2	)(e),(f),(g)	1,158	1,120	(24	)(e)	1,096
Operating and maintenance for regulatory required programs (b)	44	—		44	19	—		19
Depreciation and amortization	465	(23	)(e)	442	474	(32	)(e)	442
Taxes other than income	193	—		193	187	—		187

Total operating expenses	3,555	(211)		3,344	3,040	(14)		3,026

Operating income	939	217		1,156	1,076	46		1,122

Other income and deductions
Interest expense	(183)	—		(183)	(176)	—		(176)

Loss in equity method investments	—	—		—	(6)	—		(6)
Other, net	135	(83	)(h)	52	60	(18	)(h),(j)	42

Total other income and deductions	(48)	(83)		(131)	(122)	(18)		(140)

Income before income taxes	891	134		1,025	954	28		982
Income taxes	367	27	(c),(d),(e), (f),(g),(h)	394	373	(1)	(c),(d),(e), (h),(i),(j)	372

Net income	$524	$107		$631	$581	$29		$610

Effective tax rate	41.2%			38.4%	39.1%			37.9%

Earnings per average common share
Basic	$0.79	$0.17		$0.96	$0.88	$0.04		$0.92
Diluted	$0.79	$0.17		$0.96	$0.88	$0.04		$0.92

Average common shares outstanding
Basic	662			662	660			660
Diluted	663			663	662			662

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (c)		$0.01				$0.02
Mark-to-market impact of economic hedging activities (d)		0.17				(0.04)
Retirement of fossil generating units (e)		0.03				0.05
Acquisition costs (f)		0.01				—
Asset retirement obligation reduction (g)		(0.01)				—
Unrealized gains related to NDT fund investments (h)		(0.04)				(0.02)
City of Chicago Settlement with ComEd (i)		—				0.01
Costs associated with early debt retirements (j)		—				0.02

Total adjustments		$0.17				$0.04

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(e)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(f)	Adjustment to exclude external costs associated with Exelon’s acquisition of John Deere Renewables, LLC (JDR) (now known as Exelon Wind).
(g)	Adjustment to exclude a decrease in 2010 in ComEd and PECO’s asset retirement obligations.
(h)	Adjustment to exclude unrealized gains in 2010 and 2009 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(i)	Adjustment to exclude costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(j)	Adjustment to exclude costs associated with early debt retirements.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Consolidated Statements of Operations

(unaudited)

(in millions, except per share data)

	Twelve Months Ended December 31, 2010				Twelve Months Ended December 31, 2009
	GAAP (a)	Adjustments		Adjusted Non-GAAP	GAAP (a)	Adjustments		Adjusted Non-GAAP
Operating revenues	$18,644	$25	(c),(d)	$18,669	$17,318	$114	(c),(d)	$17,432

Operating expenses
Purchased power	4,425	(3	)(e)	4,422	3,215	94	(e)	3,309
Fuel	2,010	32	(e),(f)	2,042	2,066	87	(e)	2,153
Operating and maintenance	4,453	(4)	(g),(h),(i), (j)	4,449	4,612	(265)	(c),(h),(i),(j), (m),(n)	4,347
Operating and maintenance for regulatory required programs (b)	147	—		147	63	—		63
Depreciation and amortization	2,075	(80	)(h)	1,995	1,834	(32	)(h)	1,802
Taxes other than income	808	—		808	778	—		778

Total operating expenses	13,918	(55)		13,863	12,568	(116)		12,452

Operating income	4,726	80		4,806	4,750	230		4,980

Other income and deductions
Interest expense	(817)	103	(k)	(714)	(731)	12	(k),(o)	(719)
Loss in equity method investments	—	—		—	(27)	—		(27)
Other, net	312	(153	)(k),(l)	159	427	(324	)(k),(l),(o)	103

Total other income and deductions	(505)	(50)		(555)	(331)	(312)		(643)

Income before income taxes	4,221	30		4,251	4,419	(82)		4,337
Income taxes	1,658	(96)	(c),(d),(e), (f),(g),(h), (i),(j),(k),(l)	1,562	1,712	(98)	(c),(d),(e),(h), (i),(j),(k),(l), (m),(n),(o)	1,614

Net income	$2,563	$126		$2,689	$2,707	$16		$2,723

Effective tax rate	39.3%			36.7%	38.7%			37.2%

Earnings per average common share
Basic	$3.88	$0.19		$4.07	$4.10	$0.03		$4.13
Diluted	$3.87	$0.19		$4.06	$4.09	$0.03		$4.12

Average common shares outstanding
Basic	661			661	659			659
Diluted	663			663	662			662

Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
2007 Illinois electric rate settlement (c)		$0.02				$0.10
City of Chicago settlement (d)		—				0.01
Mark-to-market impact of economic hedging activities (e)		(0.08)				(0.16)
Impairment of certain emissions allowances (f)		0.05				—
Charge resulting from health care legislation (g)		0.10				—
Retirement of fossil generating units (h)		0.08				0.05
Acquisition costs (i)		0.01				0.03
Asset retirement obligation reduction (j)		(0.01)				(0.05)
Remeasurement of income tax uncertainties (k)		0.10				(0.10)
Unrealized gains related to NDT fund investments (l)		(0.08)				(0.19)
2009 restructuring charges (m)		—				0.03
Impairment of certain generating assets (n)		—				0.20
Costs associated with early debt retirements (o)		—				0.11

Total adjustments		$0.19				$0.03

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(d)	Adjustment to exclude costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(e)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities.
(f)	Adjustment to exclude a non-cash charge for the impairment of certain SO2 emission allowances as a result of declining market prices since the release of the EPA’s proposed Transport Rule in the third quarter of 2010.
(g)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(h)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(i)	Adjustment to exclude external costs associated with Exelon’s acquisition of JDR (now known as Exelon Wind) and the proposed acquisition of NRG, which was terminated in July 2009.
(j)	Adjustment to exclude a decrease in 2010 in ComEd and PECO’s asset retirement obligations and a decrease in 2009 in Generation’s decomissioning obligation.
(k)	Adjustment to exclude 2010 and 2009 remeasurements of income tax uncertainties and a 2009 change in state deferred income taxes.
(l)	Adjustment to exclude unrealized gains in 2010 and 2009 associated with Generation’s NDT fund investments and the associated contractual accounting relating to income taxes.
(m)	Adjustment to exclude 2009 charges associated with the elimination of management and staff positions.
(n)	Adjustment to exclude a non-cash charge for the impairment of certain of Generation’s Texas plants.
(o)	Adjustment to exclude costs associated with early debt retirements.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended December 31, 2010 and 2009

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2009 GAAP Earnings (Loss)	$0.88	$425	$98	$78	$(20)	$581
2009 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.02	13	2	—	—	15
Mark-to-Market Impact of Economic Hedging Activities	(0.04)	(26)	—	—	—	(26)
Unrealized Gains Related to NDT Fund Investments (1)	(0.02)	(14)	—	—	—	(14)
City of Chicago Settlement with ComEd	0.01	—	5	—	—	5
Costs Associated with Early Debt Retirements	0.02	9	—	—	6	15
Retirement of Fossil Generating Units (2)	0.05	34	—	—	—	34

2009 Adjusted (non-GAAP) Operating Earnings (Loss)	0.92	441	105	78	(14)	610

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Output (3)	0.04	27	—	—	—	27
Nuclear Fuel Costs (4)	(0.02)	(15)	—	—	—	(15)
Reliability Pricing Model (RPM) Capacity Pricing	0.07	48	—	—	—	48
Market and Portfolio Conditions (5)	(0.03)	(22)	—	—	—	(22)
ComEd and PECO Margins:
Weather	0.02	—	4	6	—	10
Load	(0.01)	—	(5)	—	—	(5)
Other Energy Delivery	0.01	—	—	5	—	5
Competitive Transition Charge (CTC) Recoveries (6)	—	75	—	(68)	(7)	—
Operating and Maintenance Expense:
Bad Debt (7)	0.01	(2)	7	(1)	—	4
Labor, Contracting and Materials (8)	(0.04)	(14)	(7)	(7)	—	(28)
Planned Nuclear Refueling Outages	—	1	—	—	—	1
Other Operating and Maintenance (9)	—	7	(2)	—	(3)	2
Pension and Non-Pension Postretirement Benefits (10)	(0.01)	(2)	(2)	—	(1)	(5)
Depreciation and Amortization Expense (11)	(0.03)	(17)	(4)	(2)	5	(18)
Scheduled CTC Amortization Expense (12)	0.02	—	—	15	—	15
Income Taxes	—	8	(5)	(13)	8	(2)
Interest Expense	—	(5)	(4)	7	1	(1)
Other (13)	0.01	8	(2)	—	(1)	5

2010 Adjusted (non-GAAP) Operating Earnings (Loss)	0.96	538	85	20	(12)	631

2010 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	(0.01)	(4)	—	—	—	(4)
Mark-to-Market Impact of Economic Hedging Activities	(0.17)	(113)	—	—	—	(113)
Unrealized Gains Related to NDT Fund Investments (1)	0.04	26	—	—	—	26
Retirement of Fossil Generating Units (2)	(0.03)	(17)	—	—	—	(17)
JDR Acquisition Costs (14)	(0.01)	(6)	—	—	—	(6)
Asset Retirement Obligation Reduction (15)	0.01	—	6	1	—	7

2010 GAAP Earnings (Loss)	$0.79	$424	$91	$21	$(12)	$524

(1)	Reflects the impact of unrealized gains in 2009 and 2010 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects incremental accelerated depreciation, inventory write-downs and severance costs associated with the planned retirement of four fossil generating units.
(3)	Primarily reflects the impact of decreased planned and unplanned nuclear outage days in 2010, including Salem.
(4)	Reflects the impact of higher nuclear fuel prices.
(5)	Primarily reflects the impact of a decrease in realized market prices for the sale of energy.
(6)	Reflects decreased CTC revenues at PECO as scheduled in connection with the end of the transition period, which resulted in higher energy prices paid to Generation under the PPA. Generation and PECO’s marginal tax rate differences are reflected at Exelon Corporate.
(7)	Primarily reflects increased collection activities at ComEd.
(8)	Primarily reflects the impact of increased wages and incentive compensation benefits, as well as the impact of inflation related to contracting and materials expense.
(9)	Primarily reflects the 2010 impact of a nuclear insurance credit at Generation.
(10)	Primarily reflects the impact of a lower assumed discount rate used in 2010 as compared to 2009 to calculate the pension and other postretirement benefit obligations and costs.
(11)	Primarily reflects increased depreciation expense across the operating companies due to ongoing capital expenditures and the impact of a first quarter 2010 depreciation study at Generation.
(12)	Reflects decreased amortization expense of CTCs at PECO as scheduled in connection with the end of the transition period.
(13)	Primarily reflects realized gains associated with NDT funds at Generation as a result of favorable market conditions in 2010.
(14)	Reflects external costs incurred associated with Exelon’s acquisition of JDR (now known as Exelon Wind).
(15)	Reflects a decrease in ComEd and PECO’s asset retirement obligations primarily related to transmission and distribution substation assets.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Twelve Months Ended December 31, 2010 and 2009

	Exelon Earnings per Diluted Share	Generation	ComEd	PECO	Other	Exelon
2009 GAAP Earnings (Loss)	$4.09	$2,122	$374	$353	$(142)	$2,707

2009 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	0.10	62	4	—	—	66
Mark-to-Market Impact of Economic Hedging Activities	(0.16)	(110)	—	—	—	(110)
Unrealized Gains Related to NDT Fund Investments (1)	(0.19)	(132)	—	—	—	(132)
Asset Retirement Obligation Reduction (2)	(0.05)	(32)	—	—	—	(32)
City of Chicago Settlement with ComEd	0.01	—	5	—	—	5
NRG Acquisition Costs (3)	0.03	—	—	—	20	20
Impairment of Certain Generating Assets (4)	0.20	135	—	—	—	135
2009 Restructuring Charges (5)	0.03	7	13	1	1	22
Non-Cash Remeasurement of Income Tax Uncertainties and Reassessment of State Deferred Income Taxes (6)	(0.10)	(38)	(40)	—	12	(66)
Costs Associated with Early Debt Retirements	0.11	44	—	—	30	74
Retirement of Fossil Generating Units (7)	0.05	34	—	—	—	34

2009 Adjusted (non-GAAP) Operating Earnings (Loss)	4.12	2,092	356	354	(79)	2,723

Year Over Year Effects on Earnings:
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Output (8)	(0.02)	(11)	—	—	—	(11)
Nuclear Fuel Costs (9)	(0.11)	(70)	—	—	—	(70)
RPM Capacity Pricing	0.19	125	—	—	—	125
Market and Portfolio Conditions (10)	(0.13)	(86)	—	—	—	(86)
ComEd and PECO Margins:
Weather	0.16	—	54	54	—	108
Load	—	—	(2)	1	—	(1)
Other Energy Delivery	(0.02)	—	(4)	(10)	—	(14)
CTC Recoveries (11)	—	(41)	—	45	(4)	—
Operating and Maintenance Expense:
Bad Debt (12)	0.04	—	24	2	—	26
Recovery of Prior Year Bad Debt Expense at ComEd (13)	0.06	—	36	—	—	36
Labor, Contracting and Materials (14)	(0.07)	(33)	5	(19)	—	(47)
Planned Nuclear Refueling Outages	(0.02)	(11)	—	—	—	(11)
Other Operating and Maintenance (15)	(0.03)	15	(9)	(11)	(17)	(22)
Pension and Non-Pension Postretirement Benefits (16)	(0.03)	(14)	(4)	—	2	(16)
Depreciation and Amortization Expense (17)	(0.09)	(58)	(12)	(7)	18	(59)
Scheduled CTC Amortization Expense (18)	(0.10)	—	—	(67)	—	(67)
Income Taxes (19)	0.05	34	(11)	(8)	18	33
Interest Expense (20)	0.03	(30)	(1)	36	15	20
Other (21)	0.03	16	20	(15)	1	22

2010 Adjusted (non-GAAP) Operating Earnings (Loss)	4.06	1,928	452	355	(46)	2,689

2010 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
2007 Illinois Electric Rate Settlement	(0.02)	(12)	(1)	—	—	(13)
Mark-to-Market Impact of Economic Hedging Activities	0.08	52	—	—	—	52
Unrealized Gains Related to NDT Fund Investments (1)	0.08	52	—	—	—	52
City of Chicago Settlement with ComEd	—	—	(2)	—	—	(2)
Asset Retirement Obligation Reduction (2)	0.01	—	6	1	—	7
Retirement of Fossil Generating Units (7)	(0.08)	(50)	—	—	—	(50)
Non-Cash Charge Resulting From Health Care Legislation (22)	(0.10)	(26)	(12)	(10)	(17)	(65)
Non-Cash Remeasurement of Income Tax Uncertainties (6)	(0.10)	70	(106)	(22)	(7)	(65)
Impairment of Certain Emissions Allowances (23)	(0.05)	(35)	—	—	—	(35)
JDR Acquisition Costs (24)	(0.01)	(7)	—	—	—	(7)

2010 GAAP Earnings (Loss)	$3.87	$1,972	$337	$324	$(70)	$2,563

(1)	Reflects the impact of unrealized gains in 2009 and 2010 on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Reflects a decrease in 2009 of Generation’s decommissioning obligation liability primarily related to the former AmerGen nuclear plants and a decrease in 2010 of ComEd and PECO’s asset retirement obligations primarily related to transmission and distribution substation assets.
(3)	Reflects external costs incurred in 2009 associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(4)	Reflects the impact of the impairment of certain of Generation’s Texas plants.
(5)	Reflects severance expense associated with the elimination of management and staff positions in 2009.
(6)	For 2009, reflects the impacts of a remeasurement of income tax uncertainties related to ComEd’s 1999 sale of fossil generating units and a reassessment of anticipated apportionment of Exelon’s income. For 2010, reflects the impact of a remeasurement of income tax uncertainties related to ComEd’s 1999 sale of fossil generating assets and related to CTCs received by PECO.
(7)	Reflects incremental accelerated depreciation, inventory write-downs and severance costs associated with the planned retirement of four fossil generating units.
(8)	Primarily reflects the impact of increased unplanned nuclear outage days in the Mid-Atlantic region in 2010, including Salem.
(9)	Reflects the impact of higher nuclear fuel prices.
(10)	Primarily reflects the impact of a decrease in realized market prices for the sale of energy.
(11)	Reflects increased CTC revenues at PECO resulting in lower energy prices paid to Generation under the PPA. Generation and PECO’s marginal tax rate differences are reflected at Exelon Corporate.
(12)	Primarily reflects increased collection activities at ComEd.
(13)	Reflects a credit for the recovery of 2008 and 2009 bad debt expense pursuant to the ICC’s February 2010 approval of a bad debt rider, partially offset by a contribution mandated by Illinois legislation.
(14)	Primarily reflects the impact of increased wages and incentive compensation, as well as the impact of inflation related to contracting and materials expense (exclusive of incremental storm costs as disclosed in number 15 below).
(15)	Primarily reflects increased storm costs in the ComEd and PECO service territories and increased costs associated with Exelon Transmission Company at Corporate, partially offset by reduced stock-based compensation costs across the operating companies and the 2010 impact of a nuclear insurance credit at Generation.
(16)	Primarily reflects the impact of a lower assumed discount rate used in 2010 as compared to 2009 to calculate the pension and other postretirement benefit obligations and costs.
(17)	Primarily reflects increased depreciation expense across the operating companies due to ongoing capital expenditures and the impact of a first quarter 2010 depreciation study at Generation.
(18)	Reflects increased scheduled amortization expense of CTCs at PECO, which became fully amortized at the end of the transition period on December 31, 2010.
(19)	Primarily reflects an increase in Generation’s tax benefits associated with an increase in the manufacturing deduction rate, partially offset by the incremental impact on the 2010 manufacturing tax deduction associated with the pension contribution to be made in the first quarter of 2011.
(20)	Primarily reflects lower interest expense at PECO and Exelon Corporate due to lower outstanding debt, partially offset by higher interest expense at Generation due to higher outstanding debt.
(21)	Primarily reflects realized gains associated with NDT funds at Generation as a result of favorable market conditions in 2010 and projected refunds related to Illinois electric distribution taxes at ComEd, partially offset by increased gross receipts tax at PECO.
(22)	Reflects a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(23)	Reflects the impairment of certain SO2 emission allowances as a result of declining market prices since the release of the EPA’s proposed Transport Rule during the third quarter of 2010.
(24)	Reflects external costs incurred associated with Exelon’s acquisition of JDR (now known as Exelon Wind).

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$2,596	$6	(b)	$2,602	$2,278	$20	(b)	$2,298

Operating expenses
Purchased power	602	(145	)(c)	457	375	(36	)(c)	339
Fuel	418	(41	)(c)	377	300	78	(c)	378
Operating and maintenance	731	(13	)(d),(e)	718	727	(24	)(e)	703
Depreciation and amortization	129	(23	)(e)	106	110	(32	)(e)	78
Taxes other than income	56	—		56	55	—		55

Total operating expenses	1,936	(222)		1,714	1,567	(14)		1,553

Operating income	660	228		888	711	34		745

Other income and deductions
Interest expense	(44)	—		(44)	(36)	—		(36)
Other, net	118	(83	)(f)	35	50	(28	)(f),(g)	22

Total other income and deductions	74	(83)		(9)	14	(28)		(14)

Income before income taxes	734	145		879	725	6		731
Income taxes	310	31	(b),(c),(d), (e),(f)	341	300	(10)	(b),(c),(e),(f), (g)	290

Net income	$424	$114		$538	$425	$16		$441

	Twelve Months Ended December 31, 2010				Twelve Months Ended December 31, 2009
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$10,025	$21	(b)	$10,046	$9,703	$98	(b)	$9,801

Operating expenses
Purchased power	1,853	(3	)(c)	1,850	1,338	94	(c)	1,432
Fuel	1,610	32	(c),(h)	1,642	1,594	87	(c)	1,681
Operating and maintenance	2,812	(18	)(d),(e),(i)	2,794	2,938	(207	)(e),(k),(l),(m)	2,731
Depreciation and amortization	474	(80	)(e)	394	333	(32	)(e)	301
Taxes other than income	230	—		230	205	—		205

Total operating expenses	6,979	(69)		6,910	6,408	(58)		6,350

Operating income	3,046	90		3,136	3,295	156		3,451

Other income and deductions
Interest expense	(153)	—		(153)	(113)	2	(g)	(111)
Loss in equity method investments	—	—		—	(3)	—		(3)
Other, net	257	(155	)(f)	102	376	(320	)(f),(g),(n)	56

Total other income and deductions	104	(155)		(51)	260	(318)		(58)

Income before income taxes	3,150	(65)		3,085	3,555	(162)		3,393
Income taxes	1,178	(21)	(b),(c),(d),(e), (f),(h),(i),(j)	1,157	1,433	(132)	(b),(c),(e), (f),(g),(k),(l), (m),(n)	1,301

Net income	$1,972	$(44)		$1,928	$2,122	$(30)		$2,092

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities.
(d)	Adjustment to exclude costs associated with Exelon’s acquisition of JDR (now known as Exelon Wind).
(e)	Adjustment to exclude costs associated with the planned retirement of fossil generating units.
(f)	Adjustment to exclude unrealized gains in 2010 and 2009 associated with Generation’s NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(g)	Adjustment to exclude costs associated with early debt retirements.
(h)	Adjustment to exclude a non-cash charge for the impairment of certain SO2 emission allowances as a result of declining market prices since the release of the EPA’s proposed Transport Rule in the third quarter of 2010.
(i)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(j)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.
(k)	Adjustment to exclude a decrease in 2009 in Generation’s decommissioning obligation.
(l)	Adjustment to exclude 2009 charges associated with the elimination of management and staff positions.
(m)	Adjustment to exclude a non-cash charge for the impairment of certain of Generation’s Texas plants.
(n)	Adjustment to exclude a change in state deferred income taxes.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	ComEd
	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,372	$—		$1,372	$1,357	$12	(d),(e)	$1,369

Operating expenses
Purchased power	671	—		671	692	—		692
Operating and maintenance	247	10	(c)	257	232	—		232
Operating and maintenance for regulatory required programs (b)	27	—		27	19	—		19
Depreciation and amortization	130	—		130	123	—		123
Taxes other than income	68	—		68	67	—		67

Total operating expenses	1,143	10		1,153	1,133	—		1,133

Operating income	229	(10)		219	224	12		236

Other income and deductions
Interest expense	(86)	—		(86)	(78)	—		(78)
Other, net	10	—		10	11	—		11

Total other income and deductions	(76)	—		(76)	(67)	—		(67)

Income before income taxes	153	(10)		143	157	12		169
Income taxes	62	(4	)(c)	58	59	5	(d),(e)	64

Net income	$91	$(6)		$85	$98	$7		$105

	Twelve Months Ended December 31, 2010				Twelve Months Ended December 31, 2009
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$6,204	$4	(d),(e)	$6,208	$5,774	$16	(d),(e)	$5,790

Operating expenses
Purchased power	3,307	—		3,307	3,065	—		3,065
Operating and maintenance	975	7	(c),(f)	982	1,028	(20	)(d),(h)	1,008
Operating and maintenance for regulatory required programs (b)	94			94	63	—		63
Depreciation and amortization	516	—		516	494	—		494
Taxes other than income	256	—		256	281	—		281

Total operating expenses	5,148	7		5,155	4,931	(20)		4,911

Operating income	1,056	(3)		1,053	843	36		879

Other income and deductions
Interest expense	(386)	59	(g)	(327)	(319)	(6	)(g)	(325)
Other, net	24	—		24	79	(60	)(g)	19

Total other income and deductions	(362)	59		(303)	(240)	(66)		(306)

Income before income taxes	694	56		750	603	(30)		573
Income taxes	357	(59	(c),(d), )(e),(f),(g)	298	229	(12	(d),(e), )(g),(h)	217

Net income	$337	$115		$452	$374	$(18)		$356

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude a decrease in 2010 in ComEd’s asset retirement obligation.
(d)	Adjustment to exclude the impact of the 2007 Illinois electric rate settlement.
(e)	Adjustment to exclude costs associated with ComEd’s 2007 settlement agreement with the City of Chicago.
(f)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(g)	Adjustment to exclude 2010 and 2009 remeasurements of income tax uncertainties.
(h)	Adjustment to exclude 2009 charges associated with the elimination of management and staff positions.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$1,299	$—		$1,299	$1,266	$—		$1,266

Operating expenses
Purchased power	652	—		652	532	—		532
Fuel	123	—		123	126	—		126
Operating and maintenance	172	1	(c)	173	159	—		159
Operating and maintenance for regulatory required programs (b)	17	—		17	—	—		—
Depreciation and amortization	201	—		201	225	—		225
Taxes other than income	64	—		64	64	—		64

Total operating expenses	1,229	1		1,230	1,106	—		1,106

Operating income	70	(1)		69	160	—		160

Other income and deductions
Interest expense	(34)	—		(34)	(42)	—		(42)
Loss in equity method investments	—	—		—	(5)	—		(5)
Other, net	2	—		2	5	—		5

Total other income and deductions	(32)	—		(32)	(42)	—		(42)

Income before income taxes	38	(1)		37	118	—		118
Income taxes	17	—	(c)	17	40	—		40

Net income	$21	$(1)		$20	$78	$—		$78

	Twelve Months Ended December 31, 2010				Twelve Months Ended December 31, 2009
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$5,519	$—		$5,519	$5,311	$—		$5,311

Operating expenses
Purchased power	2,361	—		2,361	2,274	—		2,274
Fuel	401	—		401	472	—		472
Operating and maintenance	680	(1	)(c),(d)	679	640	(3	)(f)	637
Operating and maintenance for regulatory required programs (b)	53	—		53	—	—		—
Depreciation and amortization	1,060	—		1,060	952	—		952
Taxes other than income	303	—		303	276	—		276

Total operating expenses	4,858	(1)		4,857	4,614	(3)		4,611

Operating income	661	1		662	697	3		700

Other income and deductions
Interest expense	(193)	36	(e)	(157)	(187)	—		(187)
Loss in equity method investments	—	—		—	(24)	—		(24)
Other, net	8	2	(e)	10	13	—		13

Total other income and deductions	(185)	38		(147)	(198)	—		(198)

Income before income taxes	476	39		515	499	3		502
Income taxes	152	8	(c),(d),(e)	160	146	2	(f)	148

Net income	$324	$31		$355	$353	$1		$354

(a)	Results reported in accordance with GAAP.
(b)	Includes amounts for various legislative and/or regulatory programs that are recoverable from customers on a full and current basis through a reconcilable automatic adjustment clause. An equal and offsetting amount has been reflected in operating revenues.
(c)	Adjustment to exclude a decrease in 2010 PECO’s asset retirement obligation.
(d)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(e)	Adjustment to exclude a 2010 remeasurement of income tax uncertainties.
(f)	Adjustment to exclude 2009 charges associated with the elimination of management and staff positions.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating Earnings to

GAAP Consolidated Statements of Operations

(unaudited)

(in millions)

	Other
	Three Months Ended December 31, 2010				Three Months Ended December 31, 2009
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(773)	$—		$(773)	$(785)	$—		$(785)

Operating expenses
Purchased power	(773)	—		(773)	(784)	—		(784)
Fuel	—	—		—	(1)	—		(1)
Operating and maintenance	10	—		10	2	—		2
Depreciation and amortization	5	—		5	16	—		16
Taxes other than income	5	—		5	1	—		1

Total operating expenses	(753)	—		(753)	(766)	—		(766)

Operating loss	(20)	—		(20)	(19)	—		(19)

Other income and deductions
Interest expense	(19)	—		(19)	(20)	—		(20)
Loss in equity method investments	—	—		—	(1)	—		(1)
Other, net	5	—		5	(6)	10	(b)	4

Total other income and deductions	(14)	—		(14)	(27)	10		(17)

Loss before income taxes	(34)	—		(34)	(46)	10		(36)
Income taxes	(22)	—		(22)	(26)	4	(b)	(22)

Net loss	$(12)	$—		$(12)	$(20)	$6		$(14)

	Twelve Months Ended December 31, 2010				Twelve Months Ended December 31, 2009
	GAAP (a)	Adjustments		Adjusted Non- GAAP	GAAP (a)	Adjustments		Adjusted Non- GAAP
Operating revenues	$(3,104)	$—		$(3,104)	$(3,469)	$—		$(3,469)

Operating expenses
Purchased power	(3,096)	—		(3,096)	(3,462)	—		(3,462)
Fuel	(1)	—		(1)	—	—		—
Operating and maintenance	(14)	8	(c)	(6)	6	(35	)(e),(f)	(29)
Depreciation and amortization	25	—		25	55	—		55
Taxes other than income	19	—		19	16	—		16

Total operating expenses	(3,067)	8		(3,059)	(3,385)	(35)		(3,420)

Operating loss	(37)	(8)		(45)	(84)	35		(49)

Other income and deductions
Interest expense	(85)	8	(d)	(77)	(112)	16	(b),(d)	(96)
Other, net	23	—		23	(42)	56	(b),(d)	14

Total other income and deductions	(62)	8		(54)	(154)	72		(82)

Loss before income taxes	(99)	—		(99)	(238)	107		(131)
Income taxes	(29)	(24	)(c),(d)	(53)	(96)	44	(b),(d),(e),(f)	(52)

Net loss	$(70)	$24		$(46)	$(142)	$63		$(79)

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude costs associated with early debt retirements.
(c)	Adjustment to exclude a non-cash charge related to the passage of Federal health care legislation that reduces the deductibility of retiree prescription drug benefits for Federal income tax purposes to the extent they are reimbursed under Medicare Part D.
(d)	Adjustment to exclude 2010 and 2009 remeasurements of income tax uncertainties.
(e)	Adjustment to exclude external costs associated with Exelon’s proposed acquisition of NRG, which was terminated in July 2009.
(f)	Adjustment to exclude 2009 charges associated with the elimination of management and staff positions.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	Dec. 31, 2010	Sept. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	11,974	12,076	11,691	11,776	11,137
Midwest	23,141	23,675	23,344	22,333	22,472

Total Nuclear Generation	35,115	35,751	35,035	34,109	33,609

Fossil and Renewables
Mid-Atlantic (b)	2,115	2,582	2,175	2,564	1,986
Midwest	45	16	7	—	—
South and West	93	691	310	119	48

Total Fossil and Renewables	2,253	3,289	2,492	2,683	2,034

Purchased Power
Mid-Atlantic	442	599	414	463	342
Midwest	1,776	1,774	1,568	1,914	1,991
South and West	2,632	4,084	2,695	2,701	2,851

Total Purchased Power	4,850	6,457	4,677	5,078	5,184

Total Supply by Region
Mid-Atlantic	14,531	15,257	14,280	14,803	13,465
Midwest	24,962	25,465	24,919	24,247	24,463
South and West	2,725	4,775	3,005	2,820	2,899

	42,218	45,497	42,204	41,870	40,827

	Three Months Ended
	Dec. 31, 2010	Sept. 30, 2010	Jun. 30, 2010	Mar. 31, 2010	Dec. 31, 2009
Electric Sales (in GWhs)
ComEd (c)	—	—	1,895	3,428	3,439
PECO	9,756	11,976	10,044	10,228	9,588
Market and Retail (c)	32,462	33,521	30,265	28,214	27,800

Total Electric Sales (d)(e)	42,218	45,497	42,204	41,870	40,827

Average Margin ($/MWh) (f)(g)
Mid-Atlantic	$51.75	$36.97	$40.83	$41.41	$43.15
Midwest	41.14	41.00	40.78	41.00	41.98
South and West	(10.64)	(2.30)	(14.31)	(16.67)	(14.49)
Average Margin - Overall Portfolio	$41.45	$35.11	$36.87	$37.26	$38.36

Around-the-clock Market Prices ($/MWh) (h)
PJM West Hub	$43.65	$52.25	$43.21	$44.54	$37.31
NiHub	27.26	38.32	32.35	34.47	29.61
ERCOT North Spark Spread	(0.69)	8.25	1.52	(0.02)	(1.34)

(a)	Includes Generation’s proportionate share of the output of its nuclear generating plants, including Salem.
(b)	Includes New England generation.
(c)	ComEd line item represents sales under the 2006 ComEd Auction. Settlements of the ComEd swap and sales under the Request for Proposal (RFP) are included within Market and Retail sales. In addition, renewable energy credit sales to affiliates have been included within Market and Retail sales.
(d)	Excludes retail gas activity, trading portfolio and other operating revenue.
(e)	Total sales do not include trading volume of 740 GWhs, 1,077 GWhs, 889 GWhs, 920 GWhs and 1,599 GWhs for the three months ended December 31, 2010, September 30, 2010, June 30, 2010, March 31, 2010 and December 31, 2009, respectively.
(f)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(g)	Results of transactions with PECO and ComEd are included in the Mid-Atlantic and Midwest regions, respectively.
(h)	Represents the average for the quarter.

EXELON CORPORATION

Exelon Generation Statistics

Twelve Months Ended December 31, 2010 and 2009

	December 31, 2010	December 31, 2009
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic (a)	47,517	47,866
Midwest	92,493	91,804

Total Nuclear Generation	140,010	139,670

Fossil and Renewables
Mid-Atlantic (b)	9,436	8,938
Midwest	68	4
South and West	1,213	1,247

Total Fossil and Renewables	10,717	10,189

Purchased Power
Mid-Atlantic	1,918	1,747
Midwest	7,032	7,738
South and West	12,112	13,721

Total Purchased Power	21,062	23,206

Total Supply by Region
Mid-Atlantic	58,871	58,551
Midwest	99,593	99,546
South and West	13,325	14,968

	171,789	173,065

	December 31, 2010	December 31, 2009
Electric Sales (in GWhs)
ComEd (c)	5,323	16,830
PECO	42,003	39,897
Market and Retail (c)	124,463	116,338

Total Electric Sales (d)(e)	171,789	173,065

Average Margin ($/MWh) (f)(g)
Mid-Atlantic	$42.67	$44.03
Midwest	40.98	41.67
South and West	(9.83)	(7.82)

Average Margin - Overall Portfolio	$37.62	$38.20

Around-the-clock Market Prices ($/MWh) (h)
PJM West Hub	$45.93	$38.30
NiHub	33.09	28.85
ERCOT North Spark Spread	2.31	0.35

(a)	Includes Generation’s proportionate share of the output of its nuclear generating plants, including Salem.
(b)	Includes New England generation.
(c)	ComEd line item represents sales under the 2006 ComEd Auction. Settlements of the ComEd swap and sales under the RFP are included within Market and Retail sales. In addition, renewable energy credit sales to affiliates have been included within Market and Retail sales.
(d)	Excludes retail gas activity, trading portfolio and other operating revenue.
(e)	Total sales do not include trading volume of 3,625 GWhs and 7,578 GWhs for the years ended December 31, 2010 and 2009, respectively.
(f)	Excludes the mark-to-market impact of Generation’s economic hedging activities.
(g)	Results of transactions with PECO and ComEd are included in the Mid-Atlantic and Midwest regions, respectively.
(h)	Represents the average for the years ended December 31, 2010 and 2009, respectively.

EXELON CORPORATION

ComEd Statistics

Three Months Ended December 31, 2010 and 2009

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2010	2009	% Change	Weather- Normal % Change	2010	2009	% Change
Retail Deliveries and Sales (a)
Residential	6,393	6,541	(2.3)%	(4.1)%	$761	$741	2.7%
Small Commercial & Industrial	7,929	7,897	0.4%	(1.5)%	366	378	(3.2)%
Large Commercial & Industrial	6,725	6,505	3.4%	1.9%	91	93	(2.2)%
Public Authorities & Electric Railroads	346	329	5.2%	2.9%	14	15	(6.7)%

Total Retail	21,393	21,272	0.6%	(1.2)%	1,232	1,227	0.4%

Other Revenue (b)					140	130	7.7%

Total Electric Revenue					$1,372	$1,357	1.1%

Purchased Power					$671	$692	(3.0)%

				% Change
Heating and Cooling Degree-Days	2010	2009	Normal	From 2009	From Normal
Heating Degree-Days	2,292	2,264	2,278	1.2%	0.6%
Cooling Degree-Days	15	—	7	n/a	114.3%

Twelve Months Ended December 31, 2010 and 2009

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2010	2009	% Change	Weather- Normal % Change	2010	2009	% Change
Retail Deliveries and Sales (a)
Residential	29,171	26,621	9.6%	(1.2)%	$3,549	$3,115	13.9%
Small Commercial & Industrial	32,904	32,234	2.1%	(0.6)%	1,639	1,660	(1.3)%
Large Commercial & Industrial	27,717	26,668	3.9%	2.6%	397	387	2.6%
Public Authorities & Electric Railroads	1,273	1,237	2.9%	2.4%	62	57	8.8%

Total Retail	91,065	86,760	5.0%	0.2%	5,647	5,219	8.2%

Other Revenue (b)					557	555	0.4%

Total Electric Revenue					$6,204	$5,774	7.4%

Purchased Power					$3,307	$3,065	7.9%

				% Change
Heating and Cooling Degree-Days	2010	2009	Normal	From 2009	From Normal
Heating Degree-Days	5,991	6,429	6,362	(6.8)%	(5.8)%
Cooling Degree-Days	1,181	589	855	100.5%	38.1%

Number of Electric Customers	2010	2009
Residential	3,438,677	3,425,570
Small Commercial & Industrial	363,393	360,779
Large Commercial & Industrial	2,005	1,985
Public Authorities & Electric Railroads	5,078	5,008

Total	3,809,153	3,793,342

(a)	Reflects delivery revenues and volumes from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy.
(b)	Other revenue primarily includes transmission revenue from PJM Interconnection, LLC (PJM).

EXELON CORPORATION

PECO Statistics

Three Months Ended December 31, 2010 and 2009

	Electric and Gas Deliveries				Revenue (in millions)
	2010	2009	% Change	Weather- Normal % Change	2010	2009	% Change
Electric (in GWhs)

Retail Deliveries and Sales (a)
Residential	3,124	3,088	1.2%	(0.7)%	$444	$429	3.5%
Small Commercial & Industrial	1,958	1,965	(0.4)%	(2.0)%	233	232	0.4%
Large Commercial & Industrial	3,975	3,878	2.5%	1.5%	327	312	4.8%
Public Authorities & Electric Railroads	226	228	(0.9)%	(0.3)%	22	22	0.0%

Total Retail	9,283	9,159	1.4%	(0.0)%	1,026	995	3.1%

Other Revenue (b)					61	59	3.4%

Total Electric Revenue					1,087	1,054	3.1%

Gas (in mmcfs)
Retail Sales	19,730	17,659	11.7%	0.7%	205	202	1.5%
Transportation and Other	7,253	7,078	2.5%	2.2%	7	10	(30.0)%

Total Gas	26,983	24,737	9.1%	1.1%	212	212	0.0%

Total Electric and Gas Revenues					$1,299	$1,266	2.6%

Purchased Power					$652	$532	22.6%
Fuel					123	126	(2.4)%

Total Purchased Power and Fuel					$775	$658	17.8%

				% Change
Heating and Cooling Degree-Days	2010	2009	Normal	From 2009	From Normal
Heating Degree-Days	1,686	1,567	1,634	7.6%	3.2%
Cooling Degree-Days	19	10	21	90.0%	(9.5%)

Twelve Months Ended December 31, 2010 and 2009

	Electric and Gas Deliveries				Revenue (in millions)
	2010	2009	% Change	Weather- Normal % Change	2010	2009	% Change
Electric (in GWhs)

Retail Deliveries and Sales (a)
Residential	13,913	12,893	7.9%	0.5%	$2,069	$1,859	11.3%
Small Commercial & Industrial	8,503	8,397	1.3%	(1.9)%	1,060	1,034	2.5%
Large Commercial & Industrial	16,372	15,848	3.3%	0.8%	1,362	1,307	4.2%
Public Authorities & Electric Railroads	925	930	(0.5)%	(0.3)%	89	90	(1.1)%

Total Retail	39,713	38,068	4.3%	0.1%	4,580	4,290	6.8%

Other Revenue (b)					255	259	(1.5)%

Total Electric Revenue					4,835	4,549	6.3%

Gas (in mmcfs)
Retail Sales	56,833	57,103	(0.5)%	0.9%	656	732	(10.4)%
Transportation and Other	30,911	27,206	13.6%	10.8%	28	30	(6.7)%

Total Gas	87,744	84,309	4.1%	4.1%	684	762	(10.2)%

Total Electric and Gas Revenues					$5,519	$5,311	3.9%

Purchased Power					$2,361	$2,274	3.8%
Fuel					401	472	(15.0)%

Total Purchased Power and Fuel					$2,762	$2,746	0.6%

				% Change
Heating and Cooling Degree-Days	2010	2009	Normal	From 2009	From Normal
Heating Degree-Days	4,396	4,534	4,638	(3.0)%	(5.2)%
Cooling Degree-Days	1,817	1,246	1,292	45.8%	40.6%

Number of Electric Customers	2010	2009	Number of Gas Customers	2010	2009
Residential	1,411,643	1,404,416	Residential	448,391	444,923
Small Commercial & Industrial	156,865	156,305	Commercial & Industrial	41,303	40,991

Large Commercial & Industrial	3,071	3,094	Total Retail	489,694	485,914
Public Authorities & Electric Railroads	1,102	1,085	Transportation	838	778

Total	1,572,681	1,564,900	Total	490,532	486,692

(a)	Reflects delivery revenues and volumes from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed delivery charges and a CTC. For customers purchasing electricity from PECO, revenue should also reflects the cost of energy.
(b)	Other revenue includes transmission revenue from PJM and wholesale revenues.